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                                                                    Exhibit 99.1


                       TRANSACT TECHNOLOGIES INCORPORATED

                        2000 EMPLOYEE STOCK PURCHASE PLAN


The following constitute the provisions of the 2000 Employee Stock Purchase Plan of TransAct Technologies Incorporated.

1.       Purpose of the Plan

                  The purpose of the Plan is to provide eligible employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.       Definitions

                  2.1 "Administrator" shall mean the Board or a compensation committee or other committee consisting of two or more Board members appointed by the Board to administer the Plan.

                  2.2 "Board" shall mean the Board of Directors of the Company.

                  2.3 "Plan" shall mean this 2000 Employee Stock Purchase Plan.

                  2.4 "Code" shall mean the Internal Revenue Code of 1986, as amended or as it may be amended from time to time.

                  2.5 "Common Stock" shall mean the common stock of the Company.

                  2.6 "Company" shall mean TransAct Technologies Incorporated and any Subsidiary of the Company.

                  2.7 "Compensation" shall mean all base gross earnings and overtime earnings, excluding payments for commissions, incentive compensation, bonuses and any other special payments.

                  2.8 "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.
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                  2.9 "Employee" shall mean any person who is customarily
         employed on a full-time or part-time basis by the Company and (i) is regularly scheduled to work more than 30 hours per week, (ii) is regularly scheduled to work more than five (5) months in any calendar year and (iii) has completed 90 days of continuous employment with the Company prior to a given Enrollment Date. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

                  2.10 "Enrollment Date" shall mean the first day of each Offering Period.

                  2.11 "Exercise Date" shall mean the last day of each Offering Period.

                  2.12 "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                           (i) If the Common Stock is listed on any established
                  stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sale price for the Common, as quoted on such exchange or system for the last Trading Day prior to the time of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

                           (ii) If the Common Stock is quoted on the NASDAQ
                  system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and ask prices for the Common Stock for the last Trading Day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

                           (iii) In the absence of an established market for the
                  Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

                  2.13 "Offering Period" shall have the meaning set forth in
         Section 4 of this Plan.

                  2.14 "Participant" shall mean an Employee who has met the eligibility requirements of Section 3 and who has elected to participate pursuant to an election under Section 5(a).

                  2.15 "Plan" shall mean this 2000 Employee Stock Purchase Plan.


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                  2.16 "Purchase Price" shall mean an amount equal to 85% of the
         Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

                  2.17 "Reserved Shares" shall mean the number of shares of Common Stock covered by each purchase right under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under a purchase right.

                  2.18 "Subsidiary" shall mean a corporation, domestic or foreign, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary which would be a "subsidiary corporation" of the company as such term is defined in section 424(f) of the Code or any successor provision thereto.

                  2.19 "Trading Day" shall mean a day on which national stock exchanges and the NASDAQ System are open for trading.

3.       Eligibility

                  3.1 Any employee (as defined in Section 2.8), who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

                  3.2 Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted a purchase right under the Plan (i) to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding purchase rights to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrue at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such purchase right is granted) for each calendar year in which such purchase right is outstanding at any time. If an Employee's payroll deductions during an Offering Period exceed the purchase price for the maximum number of shares of Common Stock that may be purchased under a purchase right outstanding in any calendar year, the excess shall be retained in such Employee's account and applied in the next Offering Period.

4.       Offering Periods

                  The Plan shall be implemented by consecutive six-month periods ("Offering Periods") with a new Offering Period commencing on the first Trading Day on or after June 1 and December 1 each year, or on such other date as the Administrator shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings


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         without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.       Participation

                  5.1 An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's Human Resources Department at least ten (10) business days prior to the applicable Enrollment Date.

                  5.2 Payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in
         Section 10 hereof.

                  5.3 A Participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in
         Section 10 hereof or modified as provided in Section 6 hereof.

6.       Payroll Deductions

                  6.1 At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in a amount, in whole percentages, not less than one percent (1%) and not exceeding five percent (5%) of the Compensation which he or she receives on each pay day during the Offering Period.

                  6.2 All payroll deductions made for a Participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

                  6.3 A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof. A Participant may increase or decrease the rate of his or her payroll deductions only on the Enrollment Date by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate.

                  6.4 Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3.2 hereof, a Participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in any and all prior Offering Periods which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $25,000. Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10 hereof.


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                  6.5 At the time the purchase right is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the purchase right or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.       Grant of Purchase Right

                  On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted a purchase right to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price, provided that such purchase shall be subject to the limitations set forth in Sections 3.2 and 12 hereof. Exercise of the purchase right shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

8.       Exercise of Purchase Right

                  Unless a Participant withdraws from the Plan as provided in
         Section 10 hereof, his or her purchase right for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to his or her purchase right shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased. Any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the Participant. During a Participant's lifetime, a Participant's purchase right to purchase shares hereunder is exercisable only by him or her.

9.       Delivery

                  As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each Participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her purchase right.

10.      Withdrawal

                  10.1 A Participant may withdraw all, but not less than all, the payroll deductions credited to his or her account and not yet used to exercise his or her purchase right under the Plan at any time by giving written notice to the Company in the form of Exhibit B to

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         this Plan. All of the Participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such Participant's purchase right for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement.

                  10.2 Upon a Participant's ceasing to be an Employee (as defined in Section 2.8 hereof), for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's account during the Offering Period but not yet used to exercise the purchase right will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant's purchase right will be automatically terminated.

                  10.3 A Participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

11.      Interest

         No interest shall accrue on the payroll deductions of a Participant in the Plan.

12.      Stock

                  12.1 The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 50,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If on a given Exercise Date the number of shares with respect to which purchase rights are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase.

                  12.2 The Participant will have no interest or voting right in shares covered by his or her purchase right until such purchase right has been exercised.

                  12.3 Shares to be delivered to a participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

13.      Administration

                  13.1 The Plan shall be administered by the Administrator. The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.


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                  13.2 Notwithstanding the provisions of Subsection (a) of this
         Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16(b)") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to person who is not a "non-employee director" as that term is used in Rule 16b-3.

14.      Designation of Beneficiary

                  14.1 A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the purchase right is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to exercise of the purchase right. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

                  14.2 Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.      Transferability

                  Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of a purchase right or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16.      Use of Funds

                  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.


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17.      Reports

                  Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees at lease annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.      Adjustments Upon Changes in Capitalization

                  18.1 Subject to any required action by the stockholders of the Company, the Reserved Shares as well as the price per share of Common Stock covered by each purchase right under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or priced of shares of Common Stock subject to a purchase right.

                  18.2. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

                  18.3 In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each purchase right under the Plan shall be assumed or an equivalent purchase right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date") or to cancel each outstanding right to purchase and refund all sums collected from Participants during the Offering Period then in progress. If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at lease ten (10) business days prior to the New Exercise Date and that his or her purchase right will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, a purchase right granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the purchase right confers the right to purchase, for each share of purchase right stock subject to the purchase right immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on


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         the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock), provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the purchase right to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by the holders of Common Stock and the sale of assets or merger.

                  The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserved Shares, as well as the price per share of Common Stock covered by each outstanding purchase right, in the event the Company effects one or more reorganizations, recapitalization, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19.      Amendment or Termination

                  19.1 The Board may at any time and for any reason terminate or amend the Plan, except that without the approval of the stockholders of the Company, the Board may not (i) increase the number of shares available for sale under the Plan (except for permissible adjustments provided in the Plan), or (ii) materially modify the requirements as to eligibility for participation in the Plan. Except as provided in
         Section 18 hereof, no such termination can affect purchase rights previously granted. Except as provided in Section 18 hereof, no amendment may make any change in any purchase right theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

                  19.2 Without stockholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board or the Administrator shall be entitled to change the Offering Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing or properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board or the Administrator determines in its sole discretion advisable which are consistent with the Plan.


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20.      Notices

                  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.      Conditions Upon Issuance of Shares

                  Shares shall not be issued with respect to a purchase right unless the exercise of such purchase right and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  As a condition to the exercise of a purchase right, the Company may require the person exercising such purchase right to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.      Effective Date and Term of Plan

                  22.1 The Plan shall become effective on June 1, 2000, upon the adoption and approval by the Board, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Company on or before May 15, 2000 and (ii) the Company shall have complied with all applicable requirements of the Securities Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial Offering Periods hereunder shall be refunded.

                  22.2 Unless sooner terminated by the Board, the Plan shall terminate upon the earlier of (i) May 31, 2005, or (ii) the date on which all shares available for issuance under the Plan have been sold pursuant to purchase rights exercised under the Plan. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.


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23.      General Provisions

                  23.1 All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

                  23.2 Nothing in the Plan shall confer upon the Participant any right to continue in the employment of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

                  23.3 The provisions of the Plan shall be governed by the laws of the State of Delaware, without resort to that state's conflict-of-laws rules.



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